Exhibit 4.22(f)

AMENDMENT NO. 6

AMENDMENT dated as of November 15, 2006 to the RECEIVABLES PURCHASE AGREEMENT dated as of December 17, 2003 (as amended, the “Agreement”) among LYONDELL FUNDING II, LLC, a Delaware limited liability company (the “Seller”), LYONDELL CHEMICAL COMPANY, a Delaware corporation, as the Servicer (as hereinafter defined), the banks and other financial institutions listed on the signature pages hereof as the Initial Purchasers (the “Initial Purchasers”), and CITICORP USA, INC., a Delaware corporation (“CUSA”), as asset agent and administrative agent (the “Agent”) for the Purchasers.

The parties hereto agree to amend the Agreement as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement.

SECTION 2. Amendments. (a) The following defined terms in Section 1.1 are amended to read in their entirety as follows:

“Future Joint Venture” means (a) PO-11 JV and PO-12 JV, (b) PO JV, LP, (c) Technology JV, LP and any other joint venture (i) in which Lyondell acquires a direct or indirect Equity Interest after August 16, 2006 and (ii) which is accounted for by Lyondell on the equity method.

“Lyondell Financial Statements” means the consolidated balance sheet, income statement and statement of cash flows of Lyondell prepared in accordance with GAAP, except that (i) Lyondell’s investments in Equistar and Millennium and the related assets, liabilities, revenues, expenses and cash flows of Equistar and Millennium shall be presented as though they are carried under the equity method of accounting and (ii) to the extent that LCR is not otherwise treated as a separate opening segment for reporting purposes, such financial statements shall include or be accompanied by information substantially equivalent to that which would be provided if LCR were treated as a separate operating segment for reporting purposes.

(b) The following defined term is added to Section 1.1 in its appropriate alphabetical position:

“PO-11 JV and PO-12 JV” each means a Lyondell Joint Venture formed (or to be formed) between Lyondell and one or more other Persons or their affiliates in which Lyondell holds at the date hereof (or will hold when formed) not less than a 50% direct or indirect equity interest, which Lyondell Joint Venture will construct, own and operate a propylene oxide and/or styrene plant.

(c) The definition of “Indebtedness” in Section 1.1 is amended by changing the cross reference therein from “Section 3.08” to “Section 3.09.”

(d) The phrase “LCR and” is deleted each place it appears in (i) the definition of “Material Debt” in Section 1.01, (ii) Section 7.1(f) and (iii) Section 7.1(k).

(e) Section 7.1(d)(ii) is amended by deleting the existing clause (b) and redesignating the existing clause (c) as (b).

SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 5. Effectiveness. This Amendment shall become effective on the first date on which the Agent shall have received counterparts hereof signed by each of the Required Purchasers, the Seller and the Servicer (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LYONDELL FUNDING II, LLC, as Seller

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

LYONDELL CHEMICAL COMPANY, as Servicer

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

CITICORP USA, INC.

By:	/s/ David Jaffe
Name:	David Jaffe
Title:	Director/Vice President

BANK OF AMERICA, N.A.

By:	/s/ Stephen King
Name:	Stephen King
Title:	Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ Thomas R. Cantello
Name:	Thomas R. Cantello
Title:	Vice President

By:	/s/ Brian T. Caldwell
Name:	Brian T. Caldwell
Title:	Director

WELLS FARGO FOOTHILL, LLC

By:	/s/ Patrick McCormack
Name:	Patrick McCormack
Title:	Vice President

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NATIONAL CITY BUSINESS CREDIT, INC. (FORMERLY KNOWN AS NATIONAL CITY COMMERCIAL FINANCE, INC.)

By:	/s/ Jeffrey W. Swartz
Name:	Jeffrey W. Swartz
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ Raymond J. Palmer
Name:	Raymond J. Palmer
Title:	Vice President

CITICORP USA, INC., as Agent

By:	/s/ David Jaffe
Name:	David Jaffe
Title:	Director/Vice President

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